UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2023

ZEBRA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 847-634-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $.01 per share	ZBRA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Desai from the Board of Directors

On May 11, 2023, Chirantan “CJ” Desai, a Class I director, notified Zebra Technologies Corporation (the “Company”) of his decision to step down from the Board of Directors (the “Board”), effective as of May 11, 2023. Mr. Desai’s term would have expired at the Company’s 2024 annual meeting of stockholders. Mr. Desai has indicated that his departure from the Board is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Election of Mr. Dhanasekaran to the Board of Directors

Effective as of May 11, 2023, the Board elected Satish Dhanasekaran as a Class I director, with a term expiring at the Company’s 2024 annual meeting of stockholders and until his successor shall have been duly elected and qualified. Also effective as of May 11, 2023, the Board appointed Mr. Dhanasekaran to serve on the Compensation Committee of the Board.

Mr. Dhanasekaran’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 31, 2023, under the heading “Director Compensation.” Mr. Dhanasekaran’s compensation will be prorated to reflect the commencement date of his Board and Compensation Committee service. In addition, Zebra and Mr. Dhanasekaran will enter into an indemnification agreement substantially in the form filed as Exhibit 10.6 to its annual report on Form 10-K for the period ended December 31, 2016.

There were no arrangements or understandings pursuant to which Mr. Dhanasekaran was elected as director, and there are no related party transactions between the Company and Mr. Dhanasekaran that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on May 15, 2023 announcing Mr. Dhanasekaran’s election to the Board is attached hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 11, 2023.

(b)	The Company’s stockholders voted on the proposals listed below. For each of Proposals 1, 2 and 3, the Broker Non-Votes totaled 2,989,628.

1.	Proposal 1. Election of Three Directors.

For the election of the following persons as Class III Directors to the Board of Directors of the Company to hold office for a three-year term expiring at the 2026 Annual Meeting or until their respective successors are duly elected and qualified:

Directors	For	Against	Abstain
William J. Burns	41,318,172	605,501	24,506
Linda M. Connly	40,428,914	1,496,285	22,980
Anders Gustafsson	38,547,174	3,378,759	22,246
Janice M. Roberts	38,201,934	3,722,574	23,671

2.	Proposal 2. Advisory Vote to Approve the Compensation of Named Executive Officers.

Advisory vote to approve the following resolution: “Resolved, that the compensation of the Named Executive Officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary – Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is approved by the stockholders of Zebra.”

For	Against	Abstain
37,506,458	4,399,632	42,089

3.	Proposal 3. Advisory Vote to Approve the Frequency of Holding an Advisory Vote to Approve the Compensation of Named Executive Officers.

Advisory vote to approve the frequency of holding an advisory vote to approve the compensation of Named Executive Officers.

1 Year	2 Year	3 Year	4 Year
41,502,512	19,611	393,195	32,861

The Company considered the votes set forth above and other factors, and determined that it will hold future advisory votes on the compensation of Named Executive Officers on an annual basis.

4.	Proposal 4. Ratification of Appointment of Independent Auditors.

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2023.

For	Against	Abstain
43,006,336	1,910,051	21,420

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Registrant’s Press Release dated May 15, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 15, 2023	By:	/s/ Cristen Kogl
Cristen Kogl
Chief Legal Officer, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Registrant's Press Release date May 15, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL)